Exhibit 99.2

BRANCH BANKING AND TRUST COMPANY

200 WEST SECOND STREET

WINSTON-SALEM, NORTH CAROLINA 27101

NOTICE REGARDING LOANS CLOSED IN THE NAME OF

COLONIAL BANK ON OR AFTER AUGUST 17, 2009

[To be provided to any borrower who obtains a loan, line of credit or other extension of credit that is closed in the name of Colonial Bank on or after August 17, 2009 and to any guarantor of such credit]

ON AUGUST 14, 2009, THE STATE OF ALABAMA BANKING DEPARTMENT CLOSED COLONIAL BANK, MONTGOMERY, ALABAMA (THE “FAILED INSTITUTION”), AND APPOINTED THE FEDERAL DEPOSIT INSURANCE CORPORATION AS RECEIVER (THE “RECEIVER”).

THE RECEIVER HAS ARRANGED FOR THE SALE OF CERTAIN ASSETS OF THE FAILED INSTITUTION TO BRANCH BANKING AND TRUST COMPANY (“BB&T”), WHICH HAS ALSO AGREED TO ASSUME CERTAIN LIABILITIES OF THE FAILED INSTITUTION.

EFFECTIVE AS OF AUGUST 17, 2009, ALL LOANS CLOSED IN THE NAME OF THE FAILED INSTITUTION ARE ACTUALLY BEING MADE BY BB&T AND NOT BY COLONIAL BANK EVEN THOUGH FOR A LIMITED PERIOD OF TIME, MANY OF THE LOAN DOCUMENTS EVIDENCING OR SECURING THESE LOANS WILL STILL SHOW COLONIAL BANK AS THE LENDER OR THE CREDITOR.

NOTWITHSTANDING ANYTHING IN THE PROMISSORY NOTE AND OTHER LOAN DOCUMENTS TO THE CONTRARY, ALL REFERENCES TO THE LENDER OR THE CREDITOR IN THE LOAN DOCUMENTS WILL BE DEEMED TO REFER TO AND MEAN BRANCH BANKING AND TRUST COMPANY, A NORTH CAROLINA BANKING CORPORATION, AND THE LOAN DOCUMENTS ARE HEREBY MODIFIED ACCORDINGLY.

BORROWERS WHO HAVE EXISTING LOANS WITH THE FAILED INSTITUTION WHICH BB&T AGREES TO ACQUIRE WILL RECEIVE A SEPARATE NOTICE FROM BB&T CONFIRMING BB&T’S ACQUISITION OF THE LOAN AND INDICATING WHERE AND HOW FUTURE LOAN PAYMENTS ARE TO BE MADE.

By signing below, each of the undersigned acknowledges that he, she or it has read and received a copy of this notice.

Archon Corporation,
a Nevada corporation

/s/ Paul W. Lowden		/s/ Suzanne Lowden
Paul W. Lowden,	8/25/09	8/26/09
President

	/ /09	/ /09